   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1999.



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                  FORM 8-K/A

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of report (Date of earliest event reported):  November 13, 1998


                        DELCO REMY INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

             DELAWARE                              1-13683                       35-1909253
   (State or other jurisdiction of         (Commission file number)    (IRS employer identification
           incorporation)                                                         number)


        2902 ENTERPRISE DRIVE
           ANDERSON, INDIANA                                                       46013
(Address of principal executive offices)                                        (Zip code)

Registrant's telephone number, including area code:  (765) 778-6499


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

This report on Form 8-K/A amends the report on Form 8-K dated November 13, 1998 and filed November 24, 1998. Included in this amendment are Item 2, financial statements of business acquired (Item 7(a)) and pro forma financial information (Item 7(b)).

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 13, 1998, Reman Holdings, Inc., a wholly owned subsidiary of Delco Remy International, Inc. (the "Company"), purchased 100% of the Common Stock of Williams Technologies, Inc. ("Williams") from The W.W. Williams Company for $40,000,000 in cash, less Williams' intercompany and third-party debt and subject to working capital and other adjustments. The purchase was funded through proceeds from the Company's Senior Credit Facility.

Williams is a remanufacturer of automatic transmissions and torque converters for automotive and medium and heavy duty truck applications. Its primary market is the dealer network of major North American and foreign original equipment vehicle manufacturers. The Company does not currently anticipate any significant changes in the operation of the business of Williams.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

The following financial statements and accompanying notes of Williams Technologies, Inc. are filed with this report:

Independent Auditors' Report                                               Page F-1
Balance Sheets as of December 31, 1997 and 1996                            Page F-2
Statements of Income and Stockholders' Equity
  for the Years Ended December 31, 1997, 1996 and 1995                     Page F-3
Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995                                         Page F-4
Notes to Financial Statements                                              Page F-5
Unaudited Condensed Balance Sheets as of September 30, 1998 and 1997       Page F-8
Unaudited Condensed Statements of Income for the Nine Months
  Ended September 30, 1998 and 1997                                        Page F-9
Unaudited Condensed Statements of Cash Flows for the Nine Months
  Ended September 30, 1998 and 1997                                        Page F-10
Unaudited Notes to Condensed Financial Statements for the Nine Months
  Ended September 30, 1998 and 1997                                        Page F-11

(b)  Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information of the Company is filed with this report:

Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1998      Page F-12
Pro Forma Condensed Consolidated Statements of Operations for the Three
  Months Ended October 31, 1998 and the Year Ended July 31, 1998           Page F-13
Notes to Pro Forma Condensed Consolidated Financial Information            Page F-15

The unaudited pro forma consolidated financial information of the Company, included in Item 7(b) of this Form 8-K/A, is based on and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company's annual report on Form 10-K for the year ended July 31, 1998 and the unaudited financial statements and notes thereto appearing in the Company's Form 10-Q for the three month period ended October 31, 1998. The pro forma condensed consolidated balance sheet of the Company as of October 31, 1998 reflects the financial position of the Company after giving effect to the acquisition of Williams and assumes the acquisition took place on October 31, 1998. The pro forma condensed consolidated statements of operations for the fiscal year ended July 31, 1998 and the three months ended October 31, 1998 assume that the acquisition occurred on August 1, 1997.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company, or the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. The Company's financial statements will reflect the acquisition only from November 13, 1998.

(c) Exhibits

    23.1    Consent of Deloitte & Touche LLP

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DELCO REMY INTERNATIONAL, INC.
                                        ------------------------------
                                                 (Registrant)


Date:  January 27, 1999                 By: /s/  David L. Harbert
                                            ---------------------
                                                 David L. Harbert
                                                 Executive Vice President and
                                                 Chief Financial Officer


Date:  January 27, 1999                 By: /s/  David E. Stoll
                                            -------------------
                                                 David E. Stoll
                                                 Vice President and Controller
                                                 Chief Accounting Officer

INDEPENDENT AUDITORS' REPORT

To the Stockholder and Directors of
Williams Technologies, Inc.

We have audited the accompanying balance sheets of Williams Technologies, Inc. (a wholly owned subsidiary of The W. W. Williams Company) as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



Deloitte & Touche  LLP
Columbus, Ohio


March 26, 1998

WILLIAMS TECHNOLOGIES, INC.

BALANCE SHEETS

                                                                           DECEMBER 31
                                                                       1997           1996
                                                                       ----           ----
                                                                           (thousands)
ASSETS:
Current Assets:
  Cash.............................................................   $     5         $     5
  Accounts receivable - less allowance for doubtful
   accounts: 1997 - $50; 1996 - $25................................     9,301           4,300
  Inventories:
   Finished goods..................................................     1,682           1,819
   Parts for remanufacturing.......................................    11,169           7,589
  Prepaid expenses and other.......................................        67              64
  Deferred income taxes............................................       305             407
                                                                      -------         -------
      Total current assets.........................................    22,529          14,184
                                                                      -------         -------

Property and Equipment - at cost:
  Leasehold improvements...........................................       293             166
  Equipment........................................................     8,580           7,088
                                                                      -------         -------
  Total............................................................     8,873           7,254
  Less accumulated depreciation ...................................     4,348           3,425
                                                                      -------         -------
    Property and equipment - net...................................     4,525           3,829
                                                                      -------         -------

    Total..........................................................   $27,054         $18,013
                                                                      =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable - trade.........................................   $ 9,262         $ 8,095
  Accrued liabilities..............................................     1,129           1,223
  Current portion of long-term debt................................       160             160
                                                                      -------         -------
    Total current liabilities......................................    10,551           9,478
                                                                      -------         -------

Long-Term Debt:
  Parent company...................................................     9,375           3,005
  Equipment - net of current portion...............................       320             480
                                                                      -------         -------
    Net long-term debt.............................................     9,695           3,485
                                                                      -------         -------

Commitments and Contingencies (Note 4)
Stockholders' Equity:
  Common stock: $1 par value; authorized and outstanding
   100,000 shares..................................................       100             100

  Retained earnings................................................     6,708           4,950
                                                                      -------         -------
Total stockholders' equity.........................................     6,808           5,050
                                                                      -------         -------
      Total........................................................   $27,054         $18,013
                                                                      =======         =======

                       See Notes to Financial Statements

WILLIAMS TECHNOLOGIES, INC.

STATEMENTS OF INCOME

                                                           FOR THE YEARS ENDED DECEMBER 31
                                                         1997           1996           1995
                                                         ----           ----           ----
                                                                     (thousands)
Gross revenue......................................    $ 49,424       $ 36,894       $ 23,420
Cost of purchased parts sold.......................      22,493         14,076          7,259
                                                       --------       --------       --------
Net revenue........................................      26,931         22,818         16,161
Labor and other direct remanufacturing costs.......      20,784         17,133         13,447
                                                       --------       --------       --------
Gross margin.......................................       6,147          5,685          2,714
Selling, general and administrative expenses.......       2,759          2,082          1,504
                                                       --------       --------       --------
Income from operations.............................       3,388          3,603          1,210
Interest expense...................................        (692)          (337)          (236)
                                                       --------       --------       --------
Income before income taxes.........................       2,696          3,266            974
Income tax provision...............................         938          1,142            351
                                                       --------       --------       --------
Net income.........................................    $  1,758       $  2,124       $    623
                                                       ========       ========       ========

                       See Notes to Financial Statements



STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                              COMMON STOCK
                                          SHARES       $1.00 PAR      RETAINED
                                        OUTSTANDING      VALUE        EARNINGS        TOTAL
                                        -----------      -----        --------        -----
                                                             (thousands)
Balance December 31, 1994..........        100,000       $ 100         $ 3,239       $ 3,339
Net income.........................                                        623           623
Dividends to Parent................                                       (151)         (151)
                                           -------      ------         -------       -------
Balance, December 31, 1995.........        100,000         100           3,711         3,811
Net income.........................                                      2,124         2,124
Dividends to Parent ...............                                       (885)         (885)
                                           -------      ------         -------       -------
Balance, December 31, 1996.........        100,000         100           4,950         5,050
Net income.........................                                      1,758         1,758
                                           -------      ------         -------       -------
Balance, December 31, 1997.........        100,000       $ 100         $ 6,708       $ 6,808
                                           =======       =====         =======       =======

                       See Notes to Financial Statements

WILLIAMS TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

                                                                    FOR THE YEARS ENDED DECEMBER 31
                                                                  1997            1996            1995
                                                                  ----            ----            ----
                                                                            (thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................          $  1,758        $  2,124        $    623
  Adjustments to reconcile net income to net
   cash provided (used) by operating activities:
   Depreciation and amortization......................               934             766             490
   Deferred income taxes..............................               102            (111)             76
   Gain on sale of assets.............................                (2)             (6)              -
   Change in assets and liabilities:
   Accounts receivable................................            (5,001)           (413)         (2,153)
   Inventories........................................            (3,443)         (5,926)         (1,900)
   Prepaid expenses and other.........................                (3)            (39)              -
   Accounts payable - trade...........................             1,167           3,745           2,667
   Accrued liabilities................................               (94)            494             (75)
                                                                --------        --------        --------

Net cash provided (used) by operating activities......            (4,582)            634            (272)
                                                                --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions....................            (1,633)         (1,519)         (1,719)
  Proceed from sale of property and equipment.........                 5               7               -
                                                                --------        --------        --------

Net cash used by investing activities.................            (1,628)         (1,512)         (1,719)
                                                                --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt........................                 -               -             800
  Payments of long-term debt..........................              (160)           (160)              -
  Net change in debt to Parent company................             6,370           1,923           1,339
  Dividends...........................................                 -            (885)           (151)
                                                                --------        --------        --------

Net cash provided by financing activities.............             6,210             878           1,988
                                                                --------        --------        --------

NET INCREASE (DECREASE) IN CASH.......................                 -               -              (3)

CASH AT BEGINNING OF YEAR.............................                 5               5               8
                                                                --------        --------        --------

CASH AT END OF YEAR...................................          $      5        $      5        $      5
                                                                ========        ========        ========

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid.......................................          $    683        $    337        $    236
  Income taxes paid to Parent.........................             1,017           1,023             341
  Income taxes paid to (refunded by) state and
   local governments..................................               (79)            119              10

                       See Notes to Financial Statements

WILLIAMS TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     GENERAL

     The Company is a wholly-owned subsidiary of The W.W. Williams Company ("Parent"). The Company remanufactures transmissions, parts and components on a contract basis for original equipment manufacturers primarily for use in the United States. The Company is incorporated in South Carolina with 100,000 shares of $1 par value stock that is authorized, issued, and outstanding.

     BASIS OF PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVENTORIES

     Inventories are valued at the lower of cost or market. The cost of inventory is determined using the first-in, first-out (FIFO) method.

     REVENUE RECOGNITION

     The Company recognizes revenue at the time product is shipped or service is completed. During 1997, 1996 and 1995, approximately 94%, 97% and 99% respectively, of gross revenue consisted of sales to four customers.

     PARENT ALLOCATIONS

     Records of the Company are maintained separately from the Parent company; however, costs incurred by the Parent for employee pension and group self-insurance plans, on the Company's behalf, are allocated to the Company, based on the number of employees for pension and actual net cost for group insurance. Amounts allocated to the Company for such expenses were $1,046,000, $949,000, and $864,000 in 1997, 1996 and 1995, respectively. In addition, the Company was charged $118,000, $118,000, and $106,000 during 1997, 1996 and 1995, respectively, for certain administrative functions performed for it by the Parent. Allocation of such costs are based on underlying costs or comparative volumes. The Company is not charged for any of the Parent company's executive officers cost. Interest expense of $653,000, $287,000, and $236,000 in 1997, 1996 and 1995, respectively, was charged on Parent
     company debt. The Company leases its manufacturing facility from its Parent. The lease is for a 10 year term commencing January 1, 1995, and includes annual escalators tied to the Consumer Price Index. Rent expense of $458,000, $438,000, and $425,000 in 1997, 1996 and 1995, respectively, was charged by the Parent. Management believes the manner of allocating costs to the Company by the Parent is reasonable.

     PENSION PLAN

     The Company's employees participate in the Parent's pension plan. The plan is a defined benefit pension plan covering full-time employees. Benefits are based on years of service and the employees' highest consecutive five years' average compensation. Contributions to the plan are made to the extent deductible for Federal income tax purposes.

     The projected benefit obligation was determined using an assumed long-term rate of return on assets of 8%, future salary increases of 4%, and a discount rate of 6.5% for 1997, 1996 and 1995.

     The Company recorded pension expense of $265,000, $263,000, and $269,000 during 1997, 1996 and 1995, respectively.

     DEPRECIATION

     Depreciation on property and equipment (1997 - $936,000; 1996 - $767,000; 1995- $490,000) is computed based on the estimated useful lives of the assets using accelerated and straight-line methods for financial reporting purposes.

2.   INCOME FROM OPERATIONS

During 1997, the Company incurred a $500,000 charge to fully reserve certain parts variance receivables due to a contract dispute with a customer. In 1998, the Company and the customer amended the contract which management believes includes terms more favorable to the Company. During 1996, a special project added $1,253,000 to income from operations.

3.   LONG-TERM DEBT

Equipment debt matures in 2000 and bears interest at variable rates with an effective interest rate of 7.0% and 6.8% for 1997 and 1996, respectively, and 7.0% as of December 31, 1997. Equipment debt is guaranteed by the Parent and is collateralized by certain equipment of the Company. Long-term debt maturities are $160,000 per year in 1998, 1999 and 2000.

4.   COMMITMENTS AND CONTINGENCIES

The Company has operating leases for its manufacturing and warehouse facilities through December 31, 2004 and March 31, 2002, respectively. The warehouse has a lease purchase option and a renewal option. Future annual rental amounts (including amounts to Parent), subject to annual escalators tied to the Consumer Price Index, are as follows:

1998 - $926,000; 1999 - $940,000; 2000 - $954,000; 2001 - $969,000; 2002 -
$638,000; thereafter - $1,093,000. Annual rental expense (including amounts to Parent) was approximately $744,000, $671,000 and $563,000 in 1997, 1996 and
1995, respectively.

5.   INCOME TAXES

The income tax provision (benefit) consists of the following:

                                                1997    1996     1995
                                                ----    ----     ----
                                                (Dollars in Thousands)
          Current:
            Federal .......................    $ 836   $ 1,207   $ 261
            State .........................       --        43      17
                                               -----   -------   -----
            Subtotal ......................      836     1,250     278
                                               -----   -------   -----

          Deferred (Federal and state).....      102      (108)     73
                                               -----   -------   -----
          Total income tax provision.......    $ 938   $ 1,142   $ 351
                                               =====   =======   =====

Company results are included in the Parent's consolidated Federal Income Tax return. The Company computes its income tax provision as if it filed a separate income tax return. The effective income tax rate differs from the federal statutory rate due to the effect of state income taxes, net of state tax credits, and certain nondeductible expenses. Unused state tax credits at December 31, 1997 amounted to $45,000.

The net deferred tax asset of $305,000 and $407,000 at December 31, 1997 and 1996, includes deferred tax assets of $404,000 and $450,000 and deferred tax liabilities of $99,000 and $43,000, respectively. Deferred taxes related primarily to valuation and other reserves, and depreciation.

WILLIAMS TECHNOLOGIES, INC.

UNAUDITED BALANCE SHEETS
SEPTEMBER 30, 1998 AND 1997

                                                              1998           1997
                                                              ----           ----
                                                                  (thousands)
ASSETS:
Current Assets:
  Cash...................................................   $      5       $      5
  Accounts receivable - less allowance for doubtful
    accounts of $50......................................      9,842         10,640
  Inventories:
   Finished goods........................................      2,092          1,789
   Parts for remanufacturing.............................      8,508          8,014
  Prepaid expenses and other.............................         80             65
  Deferred income taxes..................................        291            305
                                                            --------       --------
    Total current assets.................................     20,818         20,818
                                                            --------       --------

Property and Equipment - at cost:
  Leasehold improvements.................................        319            282
  Equipment..............................................      9,462          8,179
                                                            --------       --------
  Total..................................................      9,781          8,461
  Less accumulated depreciation..........................      5,174          4,103
                                                            --------       --------
    Property and equipment - net.........................      4,607          4,358
                                                            --------       --------

    Total................................................   $ 25,425       $ 25,176
                                                            ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable - trade...............................   $  6,140       $ 10,392
  Accrued liabilities....................................      1,437          1,469
  Current portion of long-term debt......................        160            160
                                                            --------       --------
    Total current liabilities............................      7,737         12,021
                                                            --------       --------

Long-Term Debt:
  Parent company.........................................      9,008          6,650
  Equipment - net of current portion.....................        240            360
                                                            --------       --------
    Net long-term debt...................................      9,248          7,010
                                                            --------       --------
Stockholders' Equity.....................................      8,440          6,145
                                                            --------       --------

    Total................................................   $ 25,425       $ 25,176
                                                            ========       ========

                  See Notes to Unaudited Financial Statements

WILLIAMS TECHNOLOGIES, INC.

UNAUDITED STATEMENTS
 OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                              1998           1997
                                                              ----           ----
                                                                  (thousands)
Gross revenue.............................................  $ 49,263       $ 34,907
Cost of purchased parts sold..............................    25,158         15,765
                                                            --------       --------
Net revenue...............................................    24,105         19,142
Labor and other direct remanufacturing costs..............    18,533         15,265
                                                            --------       --------
Gross margin..............................................     5,572          3,877
Selling, general and administrative expenses..............     2,314          1,688
                                                            --------       --------
Income from operations....................................     3,258          2,189
Interest expense..........................................      (748)          (505)
                                                            --------       --------
Income before income taxes................................     2,510          1,684
Income tax provision......................................       878            589
                                                            --------       --------
Net income................................................  $  1,632       $  1,095
                                                            ========       ========

                  See Notes to Unaudited Financial Statements

WILLIAMS TECHNOLOGIES, INC.

UNAUDITED STATEMENTS
 OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997


                                                                   1998                  1997
                                                               ----------             ----------
                                                                          (thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................    $    1,632             $    1,095
  Adjustments to reconcile net income to net
   cash provided (used) by operating activities:
    Depreciation and amortization..........................           813                    678
    Deferred income taxes..................................            14                    102
    Gain on sale of assets.................................            22                     (2)
    Change in assets and liabilities:
     Accounts receivable....................................          (541)                (6,340)
     Inventories...........................................         2,251                   (395)
     Prepaid expenses and other............................           (13)                    (1)
     Accounts payable - trade..............................        (3,122)                 2,297
     Accrued liabilities...................................           308                    246
                                                               ----------             ----------

Net cash provided (used) by operating activities...........         1,364                 (2,320)
                                                               ----------             ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions.........................          (944)                (1,208)
  Proceed from sale of property and equipment .............            27                      3
                                                               ----------             ----------

Net cash used by investing activities......................          (917)                (1,205)
                                                               ----------             ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of long-term debt...............................           (80)                  (120)
  Net change in debt to Parent company ....................          (367)                 3,645
                                                               ----------             ----------

Net cash provided by financing activities..................          (447)                 3,525
                                                               ----------             ----------

NET INCREASE (DECREASE) IN CASH ...........................             -                      -

CASH AT BEGINNING OF PERIOD ...............................             5                      5
                                                               ----------             ----------

CASH AT END OF PERIOD......................................    $        5             $        5
                                                               ==========             ==========


                  See Notes to Unaudited Financial Statements

WILLIAMS TECHNOLOGIES, INC.

UNAUDITED NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997


1.   INTERIM FINANCIAL STATEMENTS

The interim financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations and financial position for such periods. All such adjustments reflected in the interim financial statements are considered to be of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full year. Accordingly, these financial statements should be read in conjunction with the Company's financial statements and notes thereto for the years ended December 31, 1997, 1996 and 1995.

2.   SALE OF COMPANY

On November 13, 1998, Reman Holdings, Inc., a wholly-owned subsidiary of Delco Remy International, Inc. (the "Company"), purchased 100% of the Common Stock of WTI from the W.W. Williams Company for $40,000,000 in cash, less WTI intercompany and third-party debt and subject to working capital and other adjustments.

3.   NEW OPERATING AGREEMENT

On September 30, 1998, WTI executed an operating agreement with the South Carolina Department of Corrections to build a manufacturing facility on the premises of a prison. In return, WTI will receive labor hours from prison inmates at below market rates. Total building costs are estimated at approximately $1,200,000.

DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF OCTOBER 31, 1998

                                                                             WILLIAMS    (F)
                                                                            TECHNOLOGY
                                                                               AS OF            PRO FORMA
                                                            HISTORICAL     OCT. 31, 1998       ADJUSTMENTS         PRO FORMA
                                                            ----------     -------------       -----------         ---------
                                                                                      (thousands)
ASSETS:
Current Assets:
  Cash and cash equivalents................................  $   8,493         $      5           $      -         $   8,498
  Trade accounts receivable, net...........................    150,401            9,402                  -           159,803
  Inventories..............................................    198,871           11,431                  -           210,302
  Other current assets.....................................     45,454              177                  -            45,631
                                                             ---------         --------           --------         ---------
    Total current assets...................................    403,219           21,015                  -           424,234
                                                             ---------         --------           --------         ---------

Property and equipment.....................................    214,181            9,922                  -           224,103
Less accumulated depreciation..............................     54,370            5,299             (5,299)  (g)      54,370
                                                             ---------         --------           --------         ---------
  Property and equipment, net..............................    159,811            4,623              5,299           169,733
                                                             ---------         --------           --------         ---------

Goodwill, less accumulated amortization....................    115,283                -             19,261   (h)     134,544
Other assets...............................................     43,833                -                  -            43,833
                                                             ---------         --------           --------         ---------
   Total assets............................................  $ 722,146         $ 25,638           $ 24,560         $ 772,344
                                                             =========         ========           ========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable.........................................  $  92,717         $  6,639           $      -         $  99,356
  Other liabilities and accrued expenses...................     72,398            3,406                  -            75,804
  Current portion of long-term debt........................      3,386                -                  -             3,386
                                                             ---------         --------           --------         ---------
    Total current liabilities..............................    168,501           10,045                  -           178,546

Long-term debt, less current portion.......................    423,066                -             40,153   (i)     463,219
Other noncurrent liabilities...............................     30,318                -                  -            30,318
Minority interests in subsidiaries.........................     11,209                -                  -            11,209
Intercompany liabilities...................................          -            6,945             (6,945)  (j)           -
Stockholders' equity:
  Common stock:
    Class A shares.........................................        182              100               (100)  (j)         182
    Class B shares.........................................         63                -                  -                63
  Paid-in capital..........................................    106,392            1,469             (1,469)          106,392
  Retained deficit.........................................    (10,806)           7,079             (7,079)  (j)     (10,806)
  Cumulative translation adjustment........................     (4,804)               -                  -            (4,804)
  Stock purchase plan......................................     (1,975)               -                  -            (1,975)
                                                             ---------         --------           --------         ---------
    Total stockholders' equity.............................     89,052            8,648             (8,648)           89,052
                                                             ---------         --------           --------         ---------
    Total liabilities and stockholders' equity.............  $ 722,146         $ 25,638           $ 24,560         $ 772,344
                                                             =========         ========           ========         =========

                 See Notes to Pro Forma Financial Information

DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARES
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED OCTOBER 31, 1998

                                                                                 WILLIAMS  (A)
                                                                                  TECHNOLOGY
                                                                                THREE MONTHS
                                                                                    ENDED           PRO FORMA
                                                                 HISTORICAL      OCT. 31, 1998     ADJUSTMENTS        PRO FORMA
                                                                 ----------     --------------     -----------        ---------
                                                                                           (thousands)
 Net sales ...................................................   $ 232,785             $8,794      $         -        $ 241,579
 Cost of goods sold...........................................     191,013              2,909                -          193,922
                                                                 ---------------------------------------------        ---------

 Gross profit................................................       41,772              5,885                -           47,657
 Selling, engineering, and administrative expenses ..........       23,224              4,641              138   (c)     28,003
                                                                 ---------------------------------------------        ---------

 Operating income ...........................................       18,548              1,244             (138)          19,654
 Interest expense ...........................................       10,403                269              484   (d)     11,156
                                                                 ---------------------------------------------        ---------

 Income before income taxes, minority interest
   in income of subsidiaries and income from
   unconsolidated joint ventures.............................        8,145                975             (622)           8,498
  Income  taxes .............................................        3,177                339             (243)  (e)      3,273
 Minority interest in income of subsidiaries ................          761                  -                -              761
 Income from unconsolidated joint ventures ..................       (1,181)                 -                -           (1,181)
                                                                 ---------------------------------------------        ---------

 Net income..................................................    $   5,388             $  636            $(379)       $   5,645
                                                                 =============================================        =========

                 See Notes to Pro Forma Financial Information

DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JULY 31, 1998

                                                                          WILLIAMS       (B)
                                                                         TECHNOLOGY
                                                                       TWELVE MONTHS
                                                                          ENDED             PRO FORMA
                                                          HISTORICAL   DEC. 31, 1997       ADJUSTMENTS        PRO FORMA
                                                          ----------   -------------       -----------        ---------
                                                                                 (THOUSANDS)
 Net sales.............................................     $815,313         $26,931           $     -         $842,244
 Cost of goods sold....................................      657,862          20,784                 -          678,646
                                                        ----------------------------    --------------     ------------

 Gross profit..........................................      157,451           6,147                 -          163,598
 Selling, engineering, and administrative expenses.....       90,351           2,759               550   (c)     93,660
 Restructuring charges.................................       26,515               -                 -           26,515
                                                        ----------------------------    --------------     ------------

 Operating income......................................       40,585           3,388              (550)          43,423
 Non-operating expense.................................         (428)                                              (428)
 Interest expense......................................       40,291             692             2,320   (d)     43,303
                                                        ----------------------------    --------------     ------------

 Income before income taxes, minority interest
   in income of subsidiaries, income from
   unconsolidated joint ventures, preferred
   dividend requirement of subsidiary and deemed
   dividend on preferred stock conversion..............         (134)          2,696            (2,870)            (308)
 Income taxes..........................................          (52)            938            (1,119)  (e)       (233)
 Minority interest in income of subsidiaries...........        2,389               -                 -            2,389
 Income from unconsolidated joint ventures.............       (2,568)              -                 -           (2,568)
 Preferred dividend requirement of subsidiary..........          645               -                 -              645
 Deemed dividend on preferred stock conversion.........        1,639               -                 -            1,639
                                                        ----------------------------    --------------     ------------
 Income (loss) before extraordinary item...............     $ (2,187)        $ 1,758           $(1,751)        $ (2,180)
                                                        ============================    ==============     ============

                 See Notes to Pro Forma Financial Information

  DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES
  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


  The following adjustments give effect to the acquisition of Williams as of the dates indicated under item 7(b). The acquisition is accounted for by the purchase method. Accordingly, the total purchase price is allocated to tangible and intangible assets and liabilities based upon the Company's estimate of their respective fair values at the date of acquisition.

  (a) To reflect the historical results of Williams for the three month period ended October 31, 1998.

  (b) To reflect the historical results of Williams for the twelve month period ended December 31, 1997. It is not practicable to determine the historical results of Williams for the twelve month period ended July 31, 1998. The period presented approximates the results for such period.

  (c) To reflect increased depreciation expense and amortization of goodwill incurred as a result of the acquisition.

  (d) To reflect interest expense associated with debt incurred to finance the acquisition.

  (e) To reflect the income tax effect of the pro forma adjustments at the Company's consolidated effective rate.

  (f)  To reflect the balance sheet of Williams at October 31, 1998.

  (g) To restate the historical assets of Williams to their estimated fair value.

  (h) To reflect the goodwill recorded by the Company as a result of the acquisition.

  (i)  To reflect the debt incurred by the Company to finance the acquisition.

  (j)  To eliminate the intercompany debt and equity of Williams.